UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

SPREE ACQUISITION CORP. 1 LIMITED

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41172	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1922 Wildwood Place NE,
Atlanta, GA	30324
(Address of Principal Executive Offices)	(Zip Code)

(470) 223-0227

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol(s)	Name of each exchange on which
Units, each consisting of one Class A ordinary share and one-half of a redeemable warrant	SHAPU	New York Stock Exchange

Class A ordinary shares, par value $0.0001 per share	SHAP	New York Stock Exchange

Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	SHAPW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Prospective Extension of SPAC

On November 20, 2023, Spree Acquisition Corp. 1 Limited announced that it intends to call an extraordinary general meeting in the near future to seek a revised, 12-month extension of its deadline for consummating a business combination transaction, until the three-year anniversary of its initial public offering.

The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Spree Acquisition Corp. 1 Limited dated November 20, 2023
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2023

SPREE ACQUISITION CORP. 1 LIMITED

By:	/s/ Shay Kronfeld
Name:	Shay Kronfeld
Title:	Chief Financial Officer

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